Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the use of our report, and to all references to our firm, included in or made a part of this Form N-1A Registration Statement (No. 33-70978) for The Aquinas Funds, Inc.



/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP



Milwaukee, Wisconsin
August 28, 2000